Exhibit 99.1

              [GRAPHIC OMITTED: TRINITY LEARNING CORPORATION LOGO]

                          TRINITY LEARNING CORPORATION

            1831 Second Street Berkeley California USA (510) 540 9300
                             www.trinitylearning.com
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From:   Douglas Cole
        Chief Executive Officer

To:     All Shareholders of Trinity Learning Corporation

Date:   April 12, 2005

Dear Shareholders,

As you probably know, on April 1, 2005 Trinity Learning Corporation announced that we have completed an asset purchase agreement with Primedia, Inc. to acquire nearly all of their Primedia Workplace Learning division, including a state-of-the-art workplace learning content production and delivery facility in Carrollton, Texas. This significant transaction is the result of over one year of planning, discussion, due diligence, negotiation and structuring. This transaction also is the first major milestone in our current acquisition focus announced in 2004 to identify and acquire accretive operating companies and workplace learning assets in North America.

Our new operating subsidiary, "Trinity Workplace Learning," will serve as our primary content creation, marketing and delivery platform for the United States. With a complete video production and distribution platform including satellite uplinks and downlinks, plus live and archived internet broadcasting capabilities, we now also have the ability to reach customers and learners around the world from one central facility.

The key highlights of Trinity Workplace Learning are as follows:

o    Healthcare Group
     Our Healthcare Group ("HCG") focuses primarily on           [PHOTO OMITTED]
     serving hospitals and long term care facilities within the healthcare sector. HCG currently services more than 1,800 hospitals and long term care institutions and reaches more than 1,800,000 healthcare professionals.
     HCG provides its training primarily through Trinity's proprietary satellite delivered networks with more than 83% of its revenues subscription based with contracts ranging from 1- 3 years. HCG estimates that its


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     addressable market is large and provides substantial opportunity for growth. HCG offers accreditation for 17 categories of licensed healthcare professionals, creating a significant barrier to entry. HCG has issued over 2,600,000 continuing education certificates and has partnership alliances with the Joint Commission Resources and the VHA. HCG estimates that there are a total of 5,000 acute care (hospital) facilities and more than 36,000 long term care (skilled nursing and assisted living) facilities. Currently, HCG has only penetrated 30% of the acute care market and less than 2% of the long term care market.

o    Government Services Group
     Our Government Services Group ("GSG") has serviced the      [PHOTO OMITTED]
     emergency responder markets for more than 16 years. GSG currently services more than 2,700 agencies and trains more than 300,000 emergency responders in the fields of law enforcement, fire, emergency medical services, and professional homeland security. GSG currently offers more than 2,000 courses through a variety of delivery channels to its thousands of federal, state and local customers.

     While GSG is a leader in its markets, there is substantial opportunity for growth. Training expenditures in the professional security market (buildings, manufacturing plants, airports, various public venues) are estimated to exceed $75 billion with more than 79,000 people hired each month for positions within this industry. Additional growth opportunities for GSG include the law enforcement market where there are more than 31,000 independent agencies and 900,000 sworn officers. GSG currently is providing training to less than 6% of this addressable market. In the Fire and Emergency markets, GSG estimates that it is serving only 7% of the 32,000 fire departments and 1,300,000 career and volunteer fire and emergency personnel. The Homeland Security market is relatively new and provides substantial opportunity for growth with major increases in funding initiated by the federal and state governments. GSG believes it is uniquely qualified to lead this market for training.

o    Industrial Services Group
     Our Industrial Services Group ("ISG") offers                [PHOTO OMITTED]
     comprehensive training to the industrial sector and services some of the largest companies in the United
     States, including Global 1000 and Fortune 500 clients.
     Training in the industrial segment is increasingly driven by customer mandates for improved skills, as well as for regulatory compliance. ISG has been servicing its markets for more than 20 years and provides its library of more than 2,000 training courses to its target market primarily through VHS tapes and CD formats. ISG's commitment to online offerings has positioned the group to transition from product sales to a subscription model. ISG supplements all these channels with associated print material.

Supporting these three industry verticals are:

o Over 250 full-time workplace learning professionals including content development, instructional design, training services, marketing, video production, satellite communications, internet and IT, and administration. This includes a fully staffed accounting and finance group which will


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     immediately enhance Trinity Learning's financial controls, cash management,
     SEC reporting, and NASD/Sarbanes-Oxley compliance.

o A content library of more than 21,000 training courses for the healthcare, industrial and security government markets.

o    Delivery capabilities through a variety of channels,        [PHOTO OMITTED]
     including satellite, broadband, DVDs, CD-ROM, VHS, print and instructor-led courses. We broadcast content via encrypted satellite to more than 4,000 installed satellite dishes at customer sites. This diverse and powerful delivery system allows Trinity to cost effectively reach any customer in the world in a variety of secure channels.

o A state-of-the-art 200,000 square foot office and production facility (in the greater Dallas metropolitan area), built and equipped at a cost estimated at over $30 million in 1996, including production studios, satellite uplinks and downlinks, and an extensive information technology infrastructure - including "The Academy" - a robust, proprietary database for tracking learners, courses, and certifications. The building also houses a replication and fulfillment center for in-house, on-demand creation of VHS tapes, CDs and DVDs - leveraging content development across all customer-driven delivery media.

o    A full time customer service center which monitors and      [PHOTO OMITTED]
     services the Trinity Workplace Learning client base. We electronically monitor the satellite installations at customer sites. This support group makes outbound customer calls to generate sales leads as well as take incoming customer calls for support. Additionally, the group provides professional services and customized solutions to Trinity Workplace Learning's customer base.

o Numerous established, respected brand names and satellite channels such as Homeland One, the Law Enforcement Training Network, the Fire and Emergency Training Network, Calibre Press, Professional Security Training Network, and the Long-Term Care Network.

For more information about these products and services, visit www.TrinityWorkplaceLearning.com

Our growth strategy remains ambitious, and remains based on acquisitions, internal growth, and alliances. We believe this recent asset purchase transaction provides us with the capacity to layer new business units onto our production, delivery and administrative platforms at Trinity Workplace Learning, without the need for significant new capital expenditure in the near future. We believe we now offer target acquisition candidates a valuable marketing and production platform, and an opportunity to extend the depth and reach of products and services to new markets.


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We are presently exploring opportunities for synergy, cross-marketing, and other collaborations between Trinity Workplace Learning and our other operating subsidiaries and strategic alliance partners. While we are focused on building our market share and capabilities in the North America, we continue to believe in the global learning market and will seek to leverage our assets and investments in North America by marketing products and services internationally through partnerships, alliances and licensing agreements.

While we have refined our strategy to reflect financial market conditions, changes in global business conditions, and to respond to new business development opportunities, our vision has remain unchanged since inception: To create a unique global learning company over a ten-year growth period able to serve the needs of major employers, learning organizations, and individual learners. To do so, of course, we are dependent on our ability to continue to attract investment capital, and these efforts will continue in 2005.

The efficient development of human capital is the key to a sustainable future for communities, regions and countries. It is also critical to the competitiveness of enterprises, institutions, and individuals. The over 300 professionals of Trinity Learning Corporation are committed to leadership in workplace learning and certification. Our single focus is to create the first recognized global learning brand - earned one learner at a time.

The past six months have not been the easiest for our company. Our management team believed the Primedia transaction was significant enough to our future success to commit substantial time and resources to its completion. Admittedly, the process was long and we were not able to communicate the benefits of the transaction until it was completed. At the same time, we had to overcome a number of issues related accounting treatment of international investments and the corresponding public reporting requirements. I appreciate your patience during this period, and I hope you agree that there was a significant amount of work going on "behind the scenes" to create value in our company. Business opportunities in the workplace learning and certification market seem to multiply daily - we are in a great industry and with Trinity Workplace Learning and our other operating subsidiaries we now have the people and tools to accompany our drive and ambition to serve this market better than anyone else.

Our management team and board of directors are committed to creating long-term shareholder value. We appreciate your support for our vision of Trinity Learning Corporation. Our shareholders, employees and customers make it all possible.

As always, please feel free to contact me by phone at +1 (510) 540-9300 extension 302 or by email at dcole@trinitylearning.com if you have any questions or concerns.

Sincerely,

Douglas Cole
Chief Executive Officer and Director
Trinity Learning Corporation


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                 FORWARD LOOKING STATEMENTS - DISCLAIMER - RISKS

Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products and the ability of the Company to attain capital to fund anticipated working capital deficits. There can be no assurance that the Company will be able to attain debt or equity financing on terms acceptable to the Company or in the time frame required based on operating estimates for cash flow. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.




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